LYNCH INTERACTIVE
CORPORATION
                                                                  Press Release
                                                          For Immediate Release

                    LYNCH INTERACTIVE TO CONSIDER GOING DARK

RYE, New York, March 11, 2005 - Lynch Interactive Corporation (ASE:LIC) announced today that its Board of Directors had instructed management to include in its proxy statement for the 2005 annual meeting a proposal that the shareholders give the Board of Directors authority to execute a "going dark" transaction, pursuant to which the company would reduce its number of shareholders of record below 300 through a reverse stock split and then delist from the American Stock Exchange, thereby suspending its reporting applications under the Securities Exchange Act of 1934. Details concerning the transaction and the reasons for it will be included in the company's proxy statement.

                                  * * * * * * *

This release contains certain forward-looking  information within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, spectrum investment, and performance and financial targets for 2004. It should be recognized that such information is based upon certain assumptions, projections and forecasts, including without limitation business conditions and financial markets, regulatory actions and initiatives, and the cautionary statements set forth in documents filed by Interactive with the Securities and Exchange Commission. As a result, there can be no assurance that any possible transactions will be accomplished or be successful or that financial targets will be met, and such information is subject to uncertainties, risks and inaccuracies, which could be material.

Interactive is a holding company with subsidiaries in multimedia and actively seeks acquisitions, principally in existing business areas.

Interactive is listed on the American Stock Exchange under the symbol LIC. Interactive's World Wide Web address is: http://www.lynchinteractivecorp.com.

                                  * * * * * * *
Contact: John A. Cole
         Vice President, Corporate Development,
         Secretary and General Counsel (914/921-8821)

Release: 05-04

                401 Theodore Fremd Avenue, Rye, New York 10580 -
                      Tel: 914-921-8821 - Fax: 914-921-6410